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                                                                       EXHIBIT 5


            [FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC. LETTERHEAD]


December 18, 2000


Fairchild Semiconductor International, Inc.
82 Running Hill Road
South Portland, ME 04106


Gentlemen and Ladies:

I am the general counsel to Fairchild Semiconductor International, Inc., a Delaware corporation ("Fairchild International"). I or lawyers under my supervision have acted as counsel to Fairchild International in connection with the preparation and filing of the registration statement on Form S-4 filed today (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance of up to 10,000,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of Fairchild International ("Class A Stock"), which will be issued from time to time in connection with acquisitions by Fairchild International, or its subsidiaries, of other businesses, assets or securities.

I or lawyers under my supervision have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion.

Based upon and subject to the foregoing, I am of the opinion that when (i) issued, delivered and paid for in accordance with the terms of the definitive agreements governing the issuance of such shares (the "Acquisition Agreements"), assuming: (a) that at least par value will be paid for the Shares, (b) that the execution and delivery of the Acquisition Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of Fairchild International, and (c) the completion of all proceedings to be taken in order to permit such issuances to be carried out in accordance with applicable securities laws; and (ii) certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Stock and registered by such transfer agent and registrar, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Daniel E. Boxer

Daniel E. Boxer
Executive Vice President
Chief Administrative Officer
General Counsel and Secretary